EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

Spectrum Organic Products, Inc.

Petaluma, California

We hereby consent to the use in the Prospectus constituting a part of this Proxy/Registration Statement of our report dated February 21, 2003, relating to the financial statements of Spectrum Organic Products, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/    BDO SEIDMAN, LLP

BDO Seidman, LLP

San Francisco, California

September 19, 2005